CODE OF ETHICS
Amended and restated Effective March 31, 2018

Table of Contents

I. GENERAL FIDUCIARY PRINCIPLES; PURPOSE	2
II. DEFINITIONS	2
III. EMPLOYEE PERSONAL TRADING	4
Pre-Clearance	4
Prohibited Transactions	5
General Exemption	5
IV. OTHER ACTIVITIES	5
Political and Charitable Contributions	5
Service with Other Organizations	6
Fiduciary Appointments	6
Gifts and Entertainment	6
Other Codes of Ethics and Standards of Practice	6
V. REPORTING	7
VI. TEMPORARY ACCESS PERSONS	8
VII. COMPLIANCE WITH THE CODE OF ETHICS	8
VIII. RECORDKEEPING REQUIREMENTS	9
IX. REPORTING OF VIOLATIONS; SANCTIONS	9
X. INTERPRETATIONS; QUESTIONS	9

EXHIBITS

TRADE PRE-CLEARANCE FORM	10
BROKER LETTER	11
ANNUAL LISTING OF PORTFOLIO HOLDINGS AND ACCOUNTS	12
QUARTERLY INDIVIDUAL TRANSACTIONS & CERTIFICATION REPOT	13
INITIAL HOLDINGS & CERTIFICATION REPORT	15
CODE OF ETHICS CERTIFICATION	16

I. GENERAL FIDUCIARY PRINCIPLES; PURPOSE
Oak Ridge Investments, LLC (“Oak Ridge”, or the “Firm”) is committed to maintaining high ethical and professional standards. This Code of Ethics applies to all Employees and members of the Board of Managers of Oak Ridge. Your actions will be governed by general fiduciary principles:

• The duty of utmost good faith to act solely in the best interests of Oak Ridge’s clients;
• The requirement that all personal securities transactions be conducted consistent with this
Code of Ethics and in a manner that puts the interests of Oak Ridge’s clients first;
• The fundamental standard that no client or account is favored over another; and

•	The responsibility to identify and disclose conflicts of interest whenever the possibility arises.

In all dealings with clients, no Oak Ridge Employee may:
• Employ any device, scheme or artifice to defraud a client;
•	Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client; or
• Engage in any manipulative practice with respect to a client.

Certain employees may be subject to additional Codes of Ethics (see Other Codes of Ethics and Standards of Practice below). In the event of a conflict between Oak Ridge’s policies and another entity’s rules, the more restrictive policy should apply. Some, but not all, requirements of other entities are noted in this Code.

II. DEFINITIONS

“Access Person” includes all Employees of Oak Ridge Investments, LLC.

“Beneficial Ownership” will be attributed to you where you: (i) possess the ability to buy or sell the security (or the ability to direct the disposition of the security); (ii) possess the voting power (power to vote or to direct the voting) over such security; or (iii) directly or indirectly receive any benefits substantially equivalent to those of ownership.

Although the following is not an exhaustive list, you generally would be regarded to be the beneficial owner of the following:

(i)
securities held in your own name (including individually or through an IRA or pension plan) or that are held (including, within the meaning of “held,” in any brokerage account) for your benefit in a nominee, custodial or street name account or brokerage account;

(ii)	securities you hold with another person in joint tenancy, as tenants in common, or in other joint ownership arrangements;
(iii)
securities held by members of your immediate family sharing the same household
(“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son- in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships);

(iv)	securities held by an immediate family member not residing in your home if you are a custodian, guardian, or otherwise have controlling influence over the purchase, sale, or voting of such securities;
(v)	securities held by a trust of which you are the trustee or a beneficiary;
(vi)	securities held by a general partnership, limited partnership or similar entity in which you are a general partner or the equivalent; and
(vii)	securities owned by a corporation which is directly or indirectly controlled by, or under common control with, you.

Any uncertainty as to whether you beneficially own a security should be brought to the attention of the Oak Ridge Chief Compliance Officer.

“Covered Security” means any Security (as defined below) other than: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money-market funds; (iv) other shares issued by registered open-end investment companies (mutual funds) other than Managed Funds.  We note that even if only shares issued by registered open-end investment companies (mutual funds) other than Managed Funds are held in an actual brokerage account, all transactions and statements for that account are required to be provided to the Company as described below.

“Employee” includes individuals who work for Oak Ridge on an ongoing basis, either full-time or part-time, and some contractors providing long-term (greater than three consecutive months) service to the Firm. The CCO will be responsible for determining if a long-term contractor should be covered by this Code based on the degree of supervision and control and access to investment information.

“Personal Account” of an Employee is any account in which the Employee has  Beneficial
Ownership.

“Managed Fund” means a mutual fund which is advised or sub-advised by Oak Ridge. “Product Trade” is a trade implemented for an Oak Ridge investment product other than:
• Trades due to client rebalancing or;
• Trades due to cash flows; and
• Trades in Oak Ridge investment products that are sub-advised.

A product trade may be for a single account if the product is a fund or an incubating investment portfolio or across multiple accounts for products and disciplines that are managed in separate accounts.
“Security” includes all stocks, debt securities, and other instruments in which client funds may be invested, including any warrant or option to acquire or sell a security, financial futures contract, private investment vehicle or hedge fund.

III. EMPLOYEE PERSONAL TRADING

Policy: Oak Ridge recognizes that Employee trading for personal accounts represents an inherent conflict of interest that requires supervision. Therefore the Firm, as part of its enforcement of its obligations of fiduciary duty to clients, has developed procedures to avoid conflict between Employee trading and those duties.

Procedures: Oak Ridge Access Persons may trade for their Personal Accounts, but must do so in conformance with these procedures.

Pre-Clearance
Oak Ridge requires that all permitted personal trades in Covered Securities for Personal Accounts of Employees be pre-cleared. Pre-clearance approval for publicly traded securities generally applies only for the date granted (even if submitted after trading hours are over) and the following business day. This requirement for pre-clearance approval applies to all Covered Securities transactions except for:

(i)	purchases or sales that are non-volitional on the part of the Employee (e.g., purchases made pursuant to an automatic dividend reinvestment plan or coverage of options or short sales upon expiration);
(ii)	purchases implemented upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities;
(iii)	trades in exchange traded funds or options on them, closed-end funds and collective trust funds;
(iv)	accounts placed with an investment advisor, including Oak Ridge, where such advisor has full and sole discretion as to the timing and nature of securities transactions in those accounts; and
(v)	purchases or sales in mutual funds advised or sub-advised by Oak Ridge.

Requests for pre-clearance should be submitted to the Chief Compliance Officer or the CCO’s designee using the Firm’s on-line compliance portal (note: Oak Ridge uses Compliance Science, “PTCC” as our on-line compliance portal). In the event Oak Ridge switches to another on-line service provider references to “PTCC” will refer to the new provider.  In the event the portal is not available, employees may request pre-clearance using the Pre-Clearance Form (Exhibit A) or in writing containing the same information. CCO pre-clearance requests will be submitted to another member of the compliance or legal department.  Approval by PTCC is deemed approval of the ability to trade (subject to otherwise complying with this Code of Ethics).

By seeking pre-clearance, you will be deemed to be certifying to the Firm that:

•	You do not possess any material non-public information relating to the Covered Security or the issuer of the Covered Security (except in the case of a private placement);
•	You do not have any information that Oak Ridge is actively considering an near-term trade in that security for a Product Trade;

•	You believe the proposed trade is available to any relevant market participant on the same terms; and
•	You will provide any other relevant information requested by the Compliance Department.

Prohibited Transactions
A. On any day that a Product Trade is open, or if a security is being considered for a Product

Trade, pre-clearance will be denied.

•
Members of the Investment Team will be presumed to have knowledge that Product Trades are being considered for the products they are involved with for seven days prior to the Product Trade being given to the trading desk.

•
Portfolio Managers, traders and anyone else who would know in advance that we are trading in a mutual fund owned by the Multi Cap fund, is not allowed to make an investment on the same day of learning we are investing in it in order to avoid a conflict of interest.

B. No Employee may make personal use of confidential or proprietary information acquired as an Employee of Oak Ridge, including using such information to make any decision to buy or sell any securities, real property or other investment or to enter into any financial or business relationship for a Personal Account.

C. Employees must avoid any action that would cause a relative or other third party to engage in a securities transaction that an Employee would not be able to complete for his or her Personal Account.

D. Members of the Investment team may not implement or consider any security transaction for a client without having disclosed to the CCO and CIO any material Beneficial Ownership, business or personal relationship or any other material interest in the issuer or its affiliates.

General Exemption
The Chief Compliance Officer may exempt a transaction from the requirements of any portion of these procedures after consideration of all of the facts and circumstances of the transaction. Such consideration shall be documented in writing and filed online or with the appropriate copy of the quarterly transaction report or with the trade.

Exemptions from our above trading procedures will not be granted if they will result in a conflict with the Firm’s clients’ interest or violate any other policy in the Code. Factors that may be considered include: the size and holding period of a position, the market capitalization of the issuer, the liquidity of the security, the amount and timing of client trading in the same or a related security, and other relevant factors. Exemption requests should be submitted in writing setting forth the reason for the request along with any pertinent facts and reasons why the exemption should be granted. Exemptions are intended to be exceptions, and repetitive requests for exemptions are not likely to be granted.

IV. OTHER ACTIVITIES

Political and Charitable Contributions

Oak Ridge prohibits Employees from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities. No Employee may engage in any charitable, civic or trade association activity which could interfere with the Employee’s obligation to Oak Ridge.

No Employee may make or authorize any contribution by Oak Ridge or expenditure by Oak Ridge for or on behalf of any political party, organization, committee, candidate, or public official or in connection with any political caucus, convention or election. Under federal and many state laws, prohibited company contributions and expenditures include the donation of company funds; the use of company facilities, including office space and duplicating, telephone or computer equipment; and the donation of the services of Employees to the campaign committee of a candidate.

This policy is in addition to Oak Ridge’s Pay to Play policies and procedures.

Service with Other Organizations
Oak Ridge discourages Employees from engaging in outside business, investment activities or board service that may interfere with their duties within the Firm. Each Employee must report, upon commencement of employment and certify annually thereafter, affiliations and relationships with outside entities, both public and private. Information on new relationships with other organizations should be submitted via the on-line compliance portal or discussed with the CCO.

Fiduciary Appointments
Employees must receive approval from the Chief Compliance Officer before accepting an executorship, trusteeship, or power of attorney. Approval will generally be granted for appointments arising from a family or personal relationship. Other appointments will be reviewed based on the facts and circumstances of the relationship. Each employee must report, upon commencement of employment and certify annually thereafter, any executorships, trusteeships or powers of attorney. New fiduciary appointments should be submitted via the on- line compliance portal.

Gifts and Entertainment
To avoid a conflict of interest or the appearance of a conflict of interest, Employees should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Employees should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to Oak Ridge or our employees.

Please refer to Oak Ridge’s Gifts and Entertainment Policies and Procedures as well as other Codes of Ethics to which you are subject for additional guidance.

Other Codes of Ethics and Standards of Practice
Some Oak Ridge Employees have earned and others are candidates for the Chartered Financial Analyst designation (“CFA”®) and are subject to the CFA Institute Code of Ethics and Standards of Professional Conduct contained in the CFA Institute Standards of Practice Handbook. Employees are reminded that the CFA Handbook is an excellent resource for information on professional conduct.

Oak Ridge, as a firm, has claimed compliance with the CFA Institute’s Asset Manager Code of Professional Conduct. This Code of Ethics addresses and goes beyond the principles and provisions set forth by the CFA Institute.

Certain Employees are registered representatives of a broker-dealer and will be covered by the broker-dealer’s Code of Ethics and policies. Mutual funds, wrap fee programs or other financial firms doing business with Oak Ridge may require compliance with additional rules. In the event of a conflict between the Firm’s policies and another entity’s rules, the more restrictive policy should apply.

Employees may also have certifications or memberships with other organizations which have ethics or standards guidelines. In the event that there is disagreement between the policies of Oak Ridge’s policies and another organization, the more restrictive rule generally applies but employees are encouraged to alert the CCO.

V. REPORTING

Generally: Every Employee shall direct his or her broker(s) or other financial institution to supply to the Chief Compliance Officer or her designee, on a timely basis, duplicate copies of all personal securities transactions and copies of periodic statements or the equivalent information issued for all Securities accounts in which such Employee has a Beneficial Ownership interest. Currently these are provided to PTCC.New Securities accounts must be entered onto the on-line compliance portal when they are opened. Compliance will work with financial institutions to have account information electronically sent directly to the portal’s service provider. In the event the financial institution is not able to provide electronic information, a form letter, attached as Exhibit B or similar communication, may be used to request duplicate statements and confirms. These forms, confirmations and statements, whether received electronically or in hard copy, will be maintained in confidence by the Chief Compliance Officer and any designee.

Annual: Each Employee shall certify all holdings in Covered Securities in which such Employee has any direct or indirect Beneficial Ownership annually. This certification will be completed using the on-line compliance portal. In the event the portal is not available, it may be submitted on the Annual Listing of Portfolio Holdings and Accounts form (Exhibit C) or in writing with substantially similar information. Hard copy submissions must include a list of any broker, dealer or bank with whom the Employee maintains a Securities account, directly or as a Beneficial Owner, and a list of all personal holdings, including private placements. This certification must be submitted within 30 days of the end of the year and the listing must be no older than 45 days. Registered Representatives of IMST are required to report on additional securities accounts, including unit investment trusts, mutual fund only accounts, 529 plans and variable contracts.

Quarterly: Every Employee must certify quarterly that the firm’s records of transactions for his or her Securities accounts are complete. This certification will be completed using the on-line compliance portal. In the event the portal is not available, Employees may complete and submit the Quarterly Individual Transactions Report (Exhibit D) or substantially similar information in hard copy. The quarterly certification must be submitted not later than thirty (30) days after the end of each calendar quarter.

Initial Holdings Report: Each Access Person shall disclose to the Chief Compliance Officer all Personal Accounts and Beneficially Owned Securities holdings within ten (10) days of such person’s commencement of employment or, if later, within ten (10) days of such person becoming an Access Person. Information shall be entered using the on-line compliance portal. In the event the portal is not available, disclosure may be made on the Initial Holdings Report form (Exhibit E) or in hard copy providing substantially similar information. Such information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

VI. TEMPORARY ACCESS PERSONS

Depending on the length of time a Temporary Access Person (“TAP”) (e.g. contractor/intern) will be working at Oak Ridge, we will give them a copy of our Code of Ethics and ensure they are aware they need to abide by Oak Ridge’s Code of Ethics while in our employ.

Additionally, we would obtain a certification from the individual that he/she is not currently trading securities for his/her personal accounts and will not trade while employed at Oak Ridge.
If that is not the case, we would have the TAP either pre-clear any trades being executed manually and bring in statements for the TAP’s accounts, or we might have the TAP sign up and use our online compliance portal, PTCC, if the individual was planned to work at Oak Ridge for an extended period of time. If the TAP was schedule for a prolonged period of employment, we would also require the individual to supply us through PTCC with duplicate copies of any brokerage accounts the individual might have where securities can be held and traded.

In addition to certifications regarding trading activity, while employed at Oak Ridge, the TAP would be required to certify quarterly that he/she has complied in all areas covered by the Code of Ethics, as would any other Access Person at Oak Ridge.

Along with following Oak Ridge’s Code of Ethics, we require all temporary workers to sign a confidentiality agreement.  Individuals performing services for Oak Ridge, even though they are not employees of Oak Ridge, will likely from time to time in the course of working for Oak Ridge come into contact with confidential information about clients or potential clients of Oak Ridge and/or confidential information about the business operations of Oak Ridge

VII. COMPLIANCE WITH THE CODE OF ETHICS

All Access Persons shall certify, upon becoming an Access Person of Oak Ridge and annually, using the on-line compliance portal or, if the portal is not available, the form attached as Exhibit F, that:

(i) They have received the Code of Ethics;

(ii) They will complete all reports required pursuant to the Code; and

(iii) They will comply with the Code of Ethics in all other respects.

If this Code of Ethics is amended in a material manner, it shall be distributed to all Access Persons who will be required to acknowledge on-line or in hard copy their receipt of such amendment.

VIII. RECORDKEEPING REQUIREMENTS

Oak Ridge will maintain copies of certain records and will maintain such records for at least five years or such longer time as it is required to do so, and will make such records available to any representative of the Securities and Exchange Commission (the “Commission”) for examination. The records include:
A. A copy of each Code of Ethics in effect hereafter and which is in effect, from time to time, within the past five years from the date of such request;
B. A record of any violation of the Code of Ethics, and of any action taken as a result of the violation;
C. A copy of each report made by an Access Person as required hereunder, including written acknowledgements and copies of account statements and transaction confirmations;
D. A record of all persons who are or were required to make reports as Access Persons or who were responsible for reviewing such reports;
E. A record of any pre-clearance requests and any documented reasons supporting the decision to approve transactions by an Access Person in IPOs and private placements or waivers granted in accordance with the policies and procedures.

IX.  REPORTING OF VIOLATIONS; SANCTIONS

If any Employee violates or learns of a violation of this Code of Ethics, such Employee must promptly report such violation to the Chief Compliance Officer. In the absence of the Chief Compliance Officer or another member of the Compliance Department or if it involves the Chief Compliance Officer, reports should be made to the Chief Executive Officer or General Counsel of Oak Ridge.

Upon discovering a violation of this Code of Ethics, the Chief Compliance Officer (or the Chief Executive Officer or General Counsel, as the case may be) may impose such sanctions as he or she deems appropriate, including, among other sanctions (greater or lesser), a letter of censure or suspension, disgorgement of profits on trading or termination of the employment of the violator.

X. INTERPRETATIONS; QUESTIONS

Oak Ridge may, from time to time, adopt such interpretations of this Code of Ethics as Oak Ridge deems appropriate. Access Persons are encouraged to bring to the Chief Compliance Officer any questions they may have about their securities accounts or personal trading activities or those of their immediate family or household members, or about any other legal or ethical responsibilities under this Code of Ethics or any other policies of Oak Ridge.

Exhibit A

For use if PTCC is not available.

TRADE PRE-CLEARANCE FORM

Employee Name:

Account Name:

Buy/ Sell	Ticker	Description	IPO or Private Security? (Y/N)

In connection with the foregoing transactions, I hereby make the following representations and warranties:
1. I do not possess any material nonpublic information regarding the Securities to be traded or the Securities’ issuer.
2. To my knowledge, there is no Product Trade in progress or being contemplated in these Securities or issuers.
3. To my knowledge, the securities to be traded are available to any relevant market participant on the same terms.
4. I will provide any other relevant information requested by the Compliance Department.

Employee Signature

Date

All capitalized terms not defined on this form have the definition assigned to them in the Code of Ethics. Authorization is valid for the date signed and the following business day unless specifically noted below.

Authorization:

Compliance Signature                                                                                               Date

Notes:

Exhibit B

BROKER LETTER

<Date>

<Financial Institution Name and Address>

Subject:  Account Number

Dear:

You are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account to Oak Ridge Investments, LLC. Please address the confirmations and statements to:

Oak Ridge Investments, LLC Attention: Compliance Officer
10 South LaSalle St., Suite 1900
Chicago, IL 60603

Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me or Alan Molotsky of Oak Ridge at 312-857-1040.

Sincerely,

<Name of Access Person>

cc: Alan Molotsky, Chief Compliance Officer

Exhibit C

For use if PTCC is not available.

ANNUAL LISTING OF PORTFOLIO HOLDINGS AND ACCOUNTS

Annual Holdings Report as of December 31,

EMPLOYEE NAME:

You are required to report all Covered Securities in which you had any direct or indirect Beneficial Ownership. Copies of bank or brokerage statements may be attached instead of listing individual holdings. Registered Representatives of IMST are required to report on additional securities accounts, including unit investment trusts, mutual fund only accounts, 529 plans and variable contracts.

All capitalized terms not defined on this form have the definition assigned to them in the Code of Ethics.

There were NO reportable Securities holdings as of December 31, except as described below (if none, write “NONE”):

Security Name	Shares or Principal Amount	Name of Account/Owner

You are also required to report the name of any broker, dealer or bank with whom you maintain any account in which you own or have the ability to own any Covered
Securities (if none, write “NONE”):

Account Name	Relation to Employee*	Broker/Bank Name & Acct Number

*Indicate if the account belongs to you, a family member, friend, etc.

I certify that this form and the attached statements (if any) constitute all of the Securities I am required to report under the Oak Ridge Code of Ethics and, if applicable, the
Foreside Code of Ethics.

Rec’d :
Signature	Date	Compliance Signature	Date

All information is due by January 30 and must be current as of a date no more than 45 days before the date the report is submitted.

Exhibit D

For use if PTCC is not available.

QUARTERLY INDIVIDUAL TRANSACTIONS & CERTIFICATION REPORT

Report for the Quarter Ended:

Employee Name:

All capitalized terms not defined on this form have the definition assigned to them in the Code of Ethics.

Personal Securities Transactions
You are required to report all transactions during the quarter in Covered Securities in which you had any direct or indirect Beneficial Ownership.

□ Oak Ridge receives duplicate statements and confirmations for all accounts in which there were Covered Securities1 transactions or Oak Ridge receives an electronic feed with transaction and holding information for accounts which hold Covered Securities. (No details or attachments required.)

□ Holdings (including private placements) and transactions in Covered Securities which are not in an account that reports directly to Oak Ridge are complete;

□ I have added a new Personal Account or Covered Security holding or transaction2. Details are attached or below.

Date	B/S	Shares	Ticker	Description	Broker	IPO or Private Security? (Y/N)

New Accounts
□ No new Personal Accounts which can hold Covered Securities were opened during the quarter.

□ One or more Personal Accounts were opened. The Compliance Department was notified and a request for duplicate confirms and statements was submitted.

□ One or more Personal Accounts were opened and the Compliance Department is not set up to receive duplicate confirms and statements. Details are attached or below.

Account Name	Relation to Employee*	Broker/Bank Name & Acct Number

*Indicate if the account belongs to you, a family member, friend, etc.

[1]	Registered Representatives of IMST are also required to report transactions in Securities which are not Covered Securities.
[2]	Include physical shares received, private placements, etc.

Exhibit D

Political Contributions

□ I did not make any contributions to a political candidate, party or political action committee during the quarter.

□ I made contributions to a political candidate, party or political action committee during the quarter which were pre-cleared in accordance with Oak Ridge policies.

□ I made contributions to a political candidate, party or political action committee which were not pre- cleared. Details are attached or below.

Date	Candidate Name	Office Sought	Vote? Y/N*

* Indicate if you are eligible to vote for this candidate in the election cycle when the donation was made.

Gifts and Entertainment
□ I did not give or receive any gifts or entertainment during the quarter other than items of de minimis value.

□ I gave or received gifts or entertainment during the quarter which have been reported to the Compliance
Department.

□ I gave or received gifts or entertainment during the quarter which were not previously reported. Details are attached.

I certify that this form and the attachments, if any, are complete.

Rec’d :
Signature	Date	Compliance Signature	Date

Exhibit E

For use if PTCC is not available.

INITIAL HOLDINGS & CERTIFICATION REPORT

NAME:

You are required to report all Covered Securities in which you have any direct or indirect Beneficial Ownership. Copies of bank or brokerage statements may be attached instead of listing individual holdings or accounts. Registered Representatives of IMST are required to report on additional securities accounts, including unit investment trusts, mutual fund only accounts, 529 plans and variable contracts.

All capitalized terms not defined on this form have the definition assigned to them in the Code of Ethics.

There were NO reportable Securities holdings as of                           except as described below. If none, write “NONE.” If statements are attached, write
“ATTACHED.”

Security Name	Shares or Principal Amount	Name of Account/Owner

You are also required to report the name of any broker, dealer or bank with whom you maintain any account in which you own or have the ability to own any Covered
Securities. If none, write “NONE.”

Account Name	Relation to Employee*	Broker/Bank Name & Acct Number

*Indicate if the account belongs to you, a family member, friend, etc.

All capitalized terms not defined on this form have the definition assigned to them in the Code of Ethics.

I certify that this form and the attached statements (if any) constitute all of the Securities I am required to report under the Oak Ridge Code of Ethics and, if applicable, the
Foreside Code of Ethics. I further certify to the completeness of other disclosures.

Rec’d :
Signature	Date	Compliance Signature	Date

Exhibit F
For use if PTCC is not available.

CODE OF ETHICS CERTIFICATION

I certify that I have read and reviewed the Oak Ridge Investments, LLC Code of Ethics. I understand the Code of Ethics and associated policies, and my responsibility to comply with them and the penalties for non-compliance. I certify that I am in full compliance with the Code of Ethics, know of no violations of the Code, and have fully and accurately completed this Certification. If there are any exceptions, they are disclosed below. All capitalized terms not defined on this form have the definition assigned to them in the Code of Ethics.

I understand that it is my responsibility to provide to the Compliance Office a complete and accurate Listing of Portfolio Holdings and Personal Accounts. As part of my compliance with the Policy and its Procedures, I understand that I must immediately advise Oak Ridge’s Compliance Office of any change in account information, and must further report, or arrange to have reported, all Covered Securities transactions, other than those exempted by the Compliance Office, conducted in these or any other accounts which may be added in the future. I understand that this information will be held in strictest confidence and will be used only for the purpose of ensuring compliance with applicable law.

Rec’d :
Signature	Date	Compliance Signature	Date